EXHIBIT 99.1

j2 Global Reports Q4 and Year End 2014 Results and Provides 2015 Outlook

Achieves Record Annual Revenues ($599M; 15% YoY Increase), EBITDA ($263M; 19% YoY Increase), Adjusted EPS ($3.42; 11% YoY Increase) and Free Cash Flow ($172M; 14% YoY Increase)

Estimates mid-range 2015 Revenues to Increase 17% to between $690M and $710M

Estimates 2015 Adjusted Non-GAAP EPS between $3.73 and $3.97

Quarterly Dividend Increased by 11% to $0.2925 per Share versus Q1 2014

Jon Miller Appointed to j2 Global® Board

LOS ANGELES —February 12, 2015—j2 Global, Inc. [NASDAQGS:JCOM] today reported financial results for the fourth quarter and year ended December 31, 2014, provided fiscal 2015 financial estimates and announced that its Board of Directors has declared an increased quarterly cash dividend of $0.2925 per share.

FOURTH QUARTER 2014 RESULTS

Quarterly revenues increased 21.1% to a record $167.1 million compared to $138.0 million for Q4 2013.

Quarterly EBITDA(3) increased 17.2% to a record $76.9 million compared to $65.6 million for Q4 2013.

GAAP earnings per diluted share for the quarter increased 50% to a fourth quarter record of $0.66 compared to $0.44 for Q4 2013. Adjusted Non-GAAP earnings per diluted share(1)(2) increased 7.7% to $0.98 compared to $0.91 for Q4 2013. In Q2 2014, j2 issued $402.5 million in convertible senior notes, which adversely affected Q4 2014 earnings per diluted share by approximately $0.07 and Adjusted Non-GAAP earnings per diluted share by approximately $0.05.

Q4 2014 free cash flow(4) decreased (21.2)% to $39.8 million compared to $50.5 million for Q4 2013 primarily due to the increased billings from the Media business.

j2 ended the quarter with $590 million in cash and investments after deploying $143 million during the quarter for  the count of eight acquisitions and the payment of j2's regular quarterly dividend.

Key financial results for fourth quarter 2014 versus fourth quarter 2013 are set forth in the following table (in millions, except per share). Reconciliations of Adjusted earnings per diluted share, EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q4 2014	Q4 2013	% Change
Revenues
Cloud Services	$113.0 million	$94.6 million	19.5%
Digital Media	$52.9 million	$41.8 million	26.6%
IP Licensing	$1.2 million	$1.6 million	NM
Total:	$167.1 million	$138.0 million	21.1%
Earnings per Diluted Share(1)	$0.66	$0.44	50%
Adjusted Non-GAAP Earnings per Diluted Share(1) (2)	$0.98	$0.91	7.7%
EBITDA(3)	$76.9 million	$65.6 million	17.2%
Free Cash Flow(4)	$39.8 million	$50.5 million	(21.2)%

FULL YEAR 2014 RESULTS

Annual revenues increased 15.0% to a record $599 million compared to $520.8 million for 2013.

Annual EBITDA (3) increased 19.1% to a record $262.6 million compared to $220.4 million for 2013.

GAAP earnings per diluted share for the year increased 13.2% to $2.58 compared to $2.28 for 2013. 2014 Adjusted Non-GAAP earnings per diluted share(5)(6) increased 11.4% to a record $3.42 compared to $3.07 for 2013. In Q2 2014, j2 issued $402.5 million in convertible senior notes, which adversely affected 2014 earnings per diluted share by approximately $0.15 and Adjusted Non-GAAP earnings per diluted share by approximately $0.10.

Free cash flow(4) for the year increased 14% to a record $171.5 million compared to $150.4 million for 2013.

Key annual financial results for 2014 versus 2013 are set forth in the following table (in millions, except per share). Reconciliations of Adjusted earnings per diluted share, EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	2014	2013	% Change
Revenues
Cloud Services	$425.9 million	$371.7 million	14.6%
Digital Media	$167.6 million	$130.7 million	28.2%
IP Licensing(7)	$5.5 million	$18.4 million	(70)%
Total:	$599 million	$520.8 million	15.0%
Earnings per Diluted Share(5)	$2.58	$2.28	13.2%
Adjusted Non-GAAP Earnings per Diluted Share(5) (6)	$3.42	$3.07	11.4%
EBITDA(3)	$262.6 million	$220.4 million	19.1%
Free Cash Flow(4)	$171.5 million	$150.4 million	14.0%

“2014 was an excellent year for j2 during which we experienced strong growth in all operating lines of business,” said Hemi Zucker, CEO of j2. “Our Cloud Services Segment saw its most significant growth in the Email and Backup businesses, growing both organically and through M&A. We also broadened our Cloud revenue base by expanding into Web Hosting with the acquisition of Web24. The Media Segment scaled exceptionally well in 2014 realizing the operating leverage we expected with more than 60% of incremental revenue flowing through to EBITDA.  The Company is well-positioned for continued growth across all our brands in 2015 and beyond.  We are forecasting 17% top line growth at the mid-range of our 2015 revenue estimate despite significant foreign exchange headwinds caused by the strong dollar.”

BUSINESS OUTLOOK

For fiscal 2015, the Company estimates that it will achieve revenues between $690 and $710 million and Adjusted Non-GAAP earnings per diluted share of between $3.73 and $3.97.

Adjusted Non-GAAP earnings per diluted share for 2015 excludes share-based compensation of between $9 and $11 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax.

It is anticipated that the normalized tax rate for 2015 (exclusive of the release of reserves for uncertain tax positions) will be between 27% and 29%.

DIVIDEND

j2’s Board of Directors has approved a quarterly cash dividend of $0.2925 per common share, a 2.6% increase versus last quarter's dividend and a 11.4% increase versus the dividend paid in Q1 2014. This is j2’s 14th consecutive quarterly dividend since its first quarterly dividend in September, 2011. The dividend will be paid on March 9, 2015 to all shareholders of record as of the close of business on February 23, 2015. Future dividends will be subject to Board approval.

EXTENSION OF SHARE REPURCHASE PROGRAM

The Company has extended its one-year five million share repurchase program set to expire February 20, 2015 by an additional year. Approximately 2.9 million shares remain available for purchase under the program.

APPOINTMENT OF JON MILLER TO j2 BOARD

Jon Miller, an experienced senior executive and investor in both media and technology arenas was appointed to j2’s board of directors. Currently, a Partner in venture capital firm Advancit Capital, Mr. Miller was previously CEO of NewsCorp Digital Media, Chairman and CEO of AOL, Inc., and CEO and President of Information and Services for USA Interactive (now IAC Corp). Mr Miller also has held executive posts at Viacom/MTV Networks and the NBA. “It is a great pleasure to welcome such an experienced and accomplished media executive to our board at a time when we are rapidly expanding our digital media business,” said Richard Ressler, Chairman of the board of j2.

Notes:

(1)
The estimated GAAP effective tax rate was approximately 23.4% for Q4 2014 and 33.7% for Q4 2013. The estimated Adjusted Non-GAAP effective tax rate was approximately 26.4% for Q4 2014 and 25.9% for Q4 2013.

(2)
For Q4 2014, Adjusted Non-GAAP earnings per diluted share excludes share-based compensation, amortization of acquired intangibles, certain acquisition-related integration costs and certain tax consulting fees, in each case net of tax, totaling $0.33. For Q4 2013, Adjusted Non-GAAP earnings per diluted share excludes share-based compensation and related payroll taxes, amortization of acquired intangibles, certain acquisition-related integration costs and loss on extinguishment of debt and related interest expense, in each case net of tax, totaling $0.47. Adjusted Non-GAAP earnings per diluted share amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(3)
EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile EPS to Adjusted Non-GAAP EPS referred to in Note (2) above.  EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(4)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefit from share-based compensation. Free cash flow for 2013 excludes $27 million received under a Q2 2013 License Agreement.Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(5)	The GAAP effective tax rate was approximately 19.2% for 2014 and 24.7% for 2013. The Adjusted Non-GAAP effective tax rate was approximately 26.1% for 2014 and 24.8% for 2013.

(6)
For 2014, Adjusted Non-GAAP earnings per diluted share excludes share-based compensation, amortization of acquired intangibles, certain acquisition-related integration costs, certain tax consulting fees and additional tax expense (benefit) from prior years, and adds back the impact of the fair value adjustment to deferred revenues purchased in the Livedrive acquisition, in each case net of tax, totaling $0.86. For 2013, Adjusted Non-GAAP earnings per diluted share excludes share-based compensation and related payroll taxes, amortization of acquired intangibles, certain acquisition-related integration costs, loss on extinguishment of debt and related interest expense and earnings attributable to a Q2 2013 License Agreement, in each case net of tax, totaling $0.82. Adjusted Non-GAAP earnings per diluted share amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(7)
Intellectual Property (IP) Licensing revenues for fiscal year 2013 included a $27 million license agreement that increased revenues by $12.6 million from past damages (the “Q2 2013 License Agreement”). For more information on the Q2 2013 License Agreement please refer to j2’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2013.

About j2 Global

j2 Global, Inc. (NASDAQ: JCOM) and its affiliates provide Internet services through their two divisions: Business Cloud Services and Digital Media. The Business Cloud Services Division offers Internet fax, virtual phone, hosted email, email marketing, online backup, unified communications and CRM solutions. It markets its services principally under the brand names eFax®, eVoice®, FuseMail®, Campaigner®, KeepItSafe® and Onebox® and operates a messaging network spanning 50 countries on six continents. The Digital Media Division consists of Ziff Davis, LLC, which offers technology, gaming and lifestyle content through its digital properties, which include PCMag.com, IGN.com, AskMen.com, Toolbox.com and others. Ziff Davis also operates NetShelter Powered by BuyerBase, an advanced digital ad targeting platform, and Ziff Davis B2B, a leading provider of research to enterprise buyers and leads to IT vendors. As of December 31, 2014, j2 had achieved 19 consecutive fiscal years of revenue growth. For more information about j2, please visit www.j2global.com.

Contact:

Laura Hinson
j2 Global, Inc.
800-577-1790
press@j2.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, particularly those contained in Hemi Zucker’s quote and the “Business Outlook” portion regarding the Company's expected fiscal 2015 financial performance. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: ability to grow non-fax revenues, profitability and cash flows; ability to identify and close acquisitions; subscriber growth and retention; variability of revenue based on changing conditions in particular industries and the economy generally; protection of the Company's proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding messaging and communications, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2 Global's filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2013 Annual Report on Form 10-K filed by j2 Global on March 3, 2014, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release and particularly those contained in Hemi Zucker’s quote and the “Business Outlook” portion regarding the Company's expected fiscal 2015 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management's expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	DECEMBER 31,	DECEMBER 31,
	2014	2013

ASSETS
Cash and cash equivalents	$433,663	$207,801
Short-term investments	96,206	90,789
Accounts receivable, net of allowances of $3,685 and $4,105, respectively	91,699	67,245
Prepaid expenses and other current assets	22,602	20,064
Deferred income taxes	2,402	3,126
Total current assets	646,572	389,025

Long-term investments	60,508	47,351
Property and equipment, net	38,217	31,200
Goodwill	635,675	457,422
Other purchased intangibles, net	311,800	223,533
Deferred income taxes	—	1,845
Other assets	12,819	3,413

TOTAL ASSETS	$1,705,591	$1,153,789

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$95,310	$69,570
Income taxes payable	—	1,569
Deferred revenue	63,457	36,326
Liability for uncertain tax positions	—	5,535
Deferred income taxes	342	1,892
Other current liabilities	258	—
Total current liabilities	159,367	114,892

Long-term debt	593,350	245,670
Liability for uncertain tax positions	37,551	38,329
Deferred income taxes	57,957	35,833
Deferred revenue	10,182	11,189
Other long-term liabilities	22,557	1,458
Mandatorily redeemable financial instrument	—	—
Total liabilities	880,964	447,371

Commitments and contingencies	—	—

Stockholders' Equity:
Preferred stock	—	—
Common stock	474	461
Additional paid-in capital	273,304	216,872
Retained earnings	553,584	484,850
Accumulated other comprehensive income (loss)	(2,735)	4,235
Total j2 Global, Inc. stockholder's equity	824,627	706,418
Noncontrolling interest	—	—
Total stockholders' equity	824,627	706,418

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,705,591	$1,153,789

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2014	2013	2014	2013

Revenues	$167,145	$138,035	$599,030	$520,801

Cost of revenues (including share-based compensation of $83 and $346 for the three and twelve months of 2014, respectively, and $175 and $756 for the three and twelve months of 2013, respectively)	28,999	22,178	105,989	86,893
Gross profit	138,146	115,857	493,041	433,908

Operating expenses:
Sales and marketing (including share-based compensation of $584 and $1,944 for the three and twelve months of 2014, respectively, and $540 and $1,855 for the three and twelve months of 2013, respectively)	36,633	31,679	141,967	131,317
Research, development and engineering (including share-based compensation of $184 and $721 for the three and twelve months of 2014, respectively, and $123 and $434 for the three and twelve months of 2013, respectively)	8,228	6,351	30,680	25,485
General and administrative (including share-based compensation of $1,520 and $5,898 for the three and twelve months of 2014, respectively, and $1,774 and $6,675 for the three and twelve months of 2013, respectively)	39,979	27,306	134,188	101,683

Total operating expenses	84,840	65,336	306,835	258,485

Income from operations	53,306	50,521	186,206	175,423
Other expense (income), net	89	12,071	(165)	11,472
Interest expense (income), net	10,451	6,546	31,204	21,254
Income before income taxes	42,766	31,904	155,167	142,697
Income tax expense	10,012	10,747	29,840	35,175
Net income	32,754	21,157	125,327	107,522
Less net income attributable to noncontrolling interest	—	403	—	—
Less extinguishment of Series A Preferred Stock	(991)	—	(991)	—
Net income attributable to j2 Global, Inc. common stockholders	$31,763	$20,754	$124,336	$107,522

Basic net income per common share:
Net income attributable to j2 Global, Inc. common stockholders	$0.66	$0.45	$2.60	$2.31

Diluted net income per common share:
Net income attributable to j2 Global, Inc. common stockholders	$0.66	$0.44	$2.58	$2.28

Basic weighted average shares outstanding	47,146,503	45,867,769	46,778,015	45,548,767

Diluted weighted average shares outstanding	47,468,841	46,382,363	47,106,538	46,140,019

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	TWELVE MONTHS ENDED DECEMBER 31,
	2014	2013

Cash flows from operating activities:
Net income	$125,327	$107,522
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	62,953	39,788
Accretion and amortization of discount and premium of investments	1,334	1,796
Amortization of financing costs and discounts	5,045	613
Share-based compensation	8,908	9,720
Excess tax benefit from share-based compensation	(6,839)	(2,695)
Provision for doubtful accounts	4,702	3,135
Deferred income taxes	(10,033)	1,202
Loss on extinguishment of debt and related interest expense	0	14,437
Loss on sale of available-for-sale investment	(90)	—
Decrease (increase) in:
Accounts receivable	(11,078)	(9,588)
Prepaid expenses and other current assets	(3,212)	149
Other assets	(42)	242
(Decrease) increase in:
Accounts payable and accrued expenses	(5,447)	9,126
Income taxes payable	10,797	(285)
Deferred revenue	(711)	12,368
Liability for uncertain tax positions	(6,313)	6,186
Other liabilities	603	(392)
Net cash provided by operating activities	175,904	193,324

Cash flows from investing activities:
Maturity of certificate of deposit	14,520	42,615
Purchase of certificates of deposit	(65)	(22,071)
Sales of available-for-sale investments	110,363	140,126
Purchases of available-for-sale investments	(138,452)	(168,901)
Purchases of property and equipment	(11,221)	(18,626)
Purchases of intangible assets	(5,336)	(14,200)
Acquisition of businesses, net of cash received	(245,278)	(126,341)
Net cash used in investing activities	(275,469)	(167,398)

Cash flows from financing activities:
Issuance of long-term debt	402,500	—
Debt issuance costs	(12,924)	(47)
Repurchases of stock	(5,663)	(4,587)
Issuance of stock, net of costs	6,886	13,865
Excess tax benefit from share-based compensation	6,839	2,695
Mandatorily redeemable financial instrument	—	—
Dividends paid	(52,269)	(45,134)
Other	(16,512)	(2,485)
Net cash (used in) provided by financing activities	328,857	(35,693)

Effect of exchange rate changes on cash and cash equivalents	(3,430)	(1,112)

Net (decrease) increase in cash and cash equivalents	225,862	(10,879)
Cash and cash equivalents at beginning of period	207,801	218,680
Cash and cash equivalents at end of period	$433,663	$207,801

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED DECEMBER 31, 2014 AND 2013
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs and the impact of fair value adjustments to deferred revenue purchased in the Livedrive acquisition; (3) IRS consulting fee; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of loss on extinguishment of debt and related interest expense associated with acquiring shares of Ziff Davis, Inc. that the company did not already own and (6) elimination of income tax provision associated with the noted modifications.

	THREE MONTHS ENDED DECEMBER 31, 2014						THREE MONTHS ENDED DECEMBER 31, 2013

											(5)
											Loss on
			(2)						(2)		Extinguishment
			Acquisition-	(3)					Acquisition-		of Debt and
		(1)	related	IRS				(1)	related		Related
		Share-based	Integration	Consulting	(4)	Adjusted		Share-based	Integration	(4)	Interest	Adjusted
	GAAP	Compensation	Costs	Fee	Amortization	Non-GAAP	GAAP	Compensation	Costs	Amortization	Expense	Non-GAAP

Revenues	$167,145	—	336	—	—	$167,481	$138,035	—	(8)	—	—	$138,027

Cost of revenues	28,999	(82)	—	—	(668)	28,249	22,178	(175)	—	—	—	22,003

Operating expenses:
Sales and marketing	36,633	(584)	(25)	—	—	36,024	31,679	(540)	(189)	—	—	30,950
Research, development and engineering	8,228	(184)	(2)	—	—	8,042	6,351	(123)	(13)	—	—	6,215
General and administrative	39,979	(1,520)	(589)	(650)	(15,134)	22,086	27,306	(1,691)	(1,012)	(8,583)	—	16,020

Other expense (income), net	89	—	—	—	—	89	12,071	—	—	—	(12,865)	(794)
Interest expense (income), net	10,451	—	(2,124)	—	—	8,327	6,546	—	—	—	(1,572)	4,974

Income tax provision (6)	10,012	789	1,123	176	4,959	17,059	10,747	879	520	3,047	—	15,193

Net Income	$32,754	1,581	1,953	474	10,843	$47,605	$21,157	1,650	686	5,536	14,437	$43,466

Extinguishment of Series A Preferred Stock	(991)	—	991	—	—	—	—	—	—	—	—	—

Net income attributable to j2 Global, Inc. common stockholders	$31,763	$1,581	$2,944	$474	$10,843	$47,605	$20,754	$1,650	$686	$5,536	$14,437	$43,063

Net income per share attributable to j2 Global, Inc. common stockholders*:
Basic	$0.66	0.03	0.06	0.01	0.23	$0.99	$0.45	0.04	0.02	0.12	0.31	$0.92
Diluted	$0.66	0.03	0.06	0.01	0.23	$0.98	$0.44	0.04	0.02	0.12	0.31	$0.91

* The reconciliation of Net income per share from GAAP to non-GAAP may not foot since each is calculated independently.

The Company discloses non-GAAP Earnings Per Share (EPS) as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Non-GAAP EPS is not in accordance with, or an alternative to, Net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
TWELVE MONTHS ENDED DECEMBER 31, 2014 AND 2013
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs and the impact of fair value adjustments to deferred revenue purchased in the Livedrive acquisition; (3) IRS consulting fee; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of additional income tax benefit from prior years; (6) elimination of loss on extinguishment of debt and related interest expense associated with acquiring shares of Ziff Davis, Inc. that the company did not already own; (7) elimination of revenue associated with past damages under a single $27 million license agreement; and (8) elimination of income tax provision associated with the noted modifications.

	TWELVE MONTHS ENDED DECEMBER 31, 2014							TWELVE MONTHS ENDED DECEMBER 31, 2013

						(5)						(6)
						Additional						Loss on
			(2)			Tax				(2)		Extinguishment
			Acquisition-	(3)		Expense				Acquisition-		of Debt and
		(1)	related	IRS		(Benefit)			(1)	related		Related	(7)
		Share-based	Integration	Consulting	(4)	from	Adjusted		Share-based	Integration	(4)	Interest	Patent	Adjusted
	GAAP	Compensation	Costs	Fee	Amortization	Prior Years	Non-GAAP	GAAP	Compensation	Costs	Amortization	Expense	Settlement	Non-GAAP

Revenues	$599,030	—	2,075	—	—	—	$601,105	$520,801	—	(2,214)	—	—	(12,572)	$506,015

Cost of revenues	105,989	(345)	(57)	—	(2,462)	—	103,125	86,893	(756)	(88)	—	—	—	86,049

Operating expenses:
Sales and marketing	141,967	(1,944)	(125)	—	—	—	139,898	131,317	(1,855)	(4,621)	—	—	—	124,841
Research, development and engineering	30,680	(721)	(34)	—	—	—	29,925	25,485	(434)	(592)	—	—	—	24,459
General and administrative	134,188	(5,898)	(144)	(1,423)	(47,247)	(713)	78,763	101,683	(6,592)	(5,134)	(30,022)	—	—	59,935

Other expense (income), net	(165)	—	—	—	—	—	(165)	11,472	—	—	—	(12,865)	—	(1,393)
Interest expense (income), net	31,204	—	(4,082)	—	—	—	27,122	21,254	—	—	—	(1,572)	—	19,682

Income tax provision (8)	29,840	3,115	2,148	369	16,092	6,435	57,999	35,175	3,263	3,529	10,435	—	(4,614)	47,788

Net Income	$125,327	5,793	4,369	1,054	33,617	(5,722)	$164,438	$107,522	6,374	4,692	19,587	14,437	(7,958)	$144,654

Extinguishment of Series A Preferred Stock	(991)	—	991	—	—	—	—	—	—	—	—	—	—	—

Net income attributable to j2 Global, Inc. common stockholders	$124,336	$5,793	$5,360	$1,054	$33,617	$(5,722)	$164,438	$107,522	$6,374	$4,692	$19,587	$14,437	$(7,958)	$144,654

Net income per share attributable to j2 Global, Inc. common stockholders*:
Basic	$2.60	0.13	0.12	0.02	0.72	(0.12)	$3.44	$2.31	0.15	0.11	0.43	0.32	(0.17)	$3.18
Diluted	$2.58	0.13	0.12	0.02	0.71	(0.12)	$3.42	$2.28	0.14	0.11	0.42	0.31	(0.17)	$3.07

* The reconciliation of Net income per share from GAAP to non-GAAP may not foot since each is calculated independently.

The Company discloses non-GAAP Earnings Per Share (EPS) as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Non-GAAP EPS is not in accordance with, or an alternative to, Net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NET INCOME TO EBITDA RECONCILIATION
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2014 AND 2013
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of EBITDA to net income, the most directly comparable GAAP financial measure.

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2014	2013	2014	2013

Net income	$32,754	$21,157	$125,327	$107,522
Plus:
Other expense (income), net	89	12,071	(165)	11,472
Interest expense (income), net	10,451	6,546	31,204	21,254
Income tax expense	10,012	10,747	29,840	35,175
Depreciation and amortization	19,646	11,311	62,953	39,737
Reconciliation of GAAP to Non-GAAP financial measures:
Patent Settlement	—	—	—	(12,572)
Share-based compensation and the associated payroll tax expense	2,370	2,529	8,908	9,637
Acquisition-related integration costs	952	1,206	2,435	8,221
Additional indirect tax expense from prior years	—	—	713	—
Fees associated with prior year tax audits	650	—	1,423	—
EBITDA	$76,924	$65,567	$262,638	$220,446

EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile EPS to Adjusted Non-GAAP EPS.  EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.  We disclose EBITDA as a supplemental non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of EBITDA provides useful information to investors.

EBITDA is not in accordance with, or an alternative to, Net income, and may be different from non-GAAP measures used by other companies. In addition, EBITDA is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the company’s results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2014
Net cash provided by operating activities	$37,294	$54,512	$40,315	$43,783	$175,904
Less: Purchases of property and equipment	(2,936)	(1,087)	(3,124)	(4,074)	(11,221)
Add: Excess tax benefit from share-based compensation	4,082	721	1,925	111	6,839
Free cash flows	$38,440	$54,146	$39,116	$39,820	$171,522

	Q1	Q2	Q3	Q4	YTD
2013
Net cash provided by operating activities	$40,048	$68,973	$25,859	$58,444	$193,324
Less: Purchases of property and equipment	(1,933)	(4,056)	(5,126)	(7,511)	(18,626)
Add: Excess tax benefit (deficit) from share-based compensation	280	1,301	1,590	(476)	2,695
Less: Patent Settlement	—	(27,000)	—	—	(27,000)
Free cash flows	$38,395	$39,218	$22,323	$50,457	$150,393

The Company discloses Free Cash Flows as supplemental non-GAAP financial performance measure, as it believes it is a useful metrics by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Free Cash Flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, the non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.